Exhibit 99.1


                  iMergent Announces Fiscal Fourth Quarter and
                        Year-End 2006 Financial Results

    OREM, Utah--(BUSINESS WIRE)--Sept. 7, 2006--iMergent, Inc.
(AMEX:IIG):

    -- Records Total Revenue of $28.2 Million for Fourth Quarter 2006 and $185.1 Million for Fiscal 2006

    --  Net Dollar Volume of Contracts Written Highest in Company
        History: $31.4 Million for Fourth Quarter and $99.8 Million for Fiscal 2006

    --  Delivers $1.2 Million of Net Cash Provided by Operating
        Activities for Fourth Quarter Increasing Cash and Cash
        Equivalents to $30.0 Million

    --  Increases Trade Receivables Net of Allowance for Doubtful
        Accounts by $5.7 Million during Fourth Quarter to $20.9
        Million

    --  Posts Fourth Quarter 2006 Diluted EPS of $0.17 GAAP and $0.32
        Non-GAAP

    -- Company Guides for Fiscal 2007 Net Dollar Volume of Contracts Written to Grow 15% to 20% Compared to Fiscal 2006

    iMergent, Inc. (AMEX:IIG), a leading provider of eCommerce and software for small businesses and entrepreneurs, today announced the results for the three months and year ended June 30, 2006.
    Robert Lewis, chief financial officer, stated, "2006 performance was strong financially and operationally, with the company overcoming a variety of challenges. Our fourth quarter revenue grew 13 percent compared to the third quarter 2006. Fourth quarter 2006 revenue increased more than 159 percent compared to the fourth quarter 2005, primarily due to the change in our business model in December 2005. Annually, revenue grew to $185.1 million, compared to $39.1 million in 2005, again primarily reflecting the change in the business model. We achieved the highest net dollar volume of contracts written in our company's history this quarter at $31.4 million, compared to the prior high of $26.3 million last quarter. Annually, net dollar volume of contracts written rose 19 percent to $99.8 million, compared to $84.1 million in 2005."
    Don Danks, chairman and chief executive officer, stated, "We drove growth in net dollar volume of contracts written by expanding our sales force to six teams in September 2005; enhancing our technology and introducing StoresOnline(TM) Pro in January 2006; and increasing the number of workshops conducted in fiscal 2006 to 812, up from 740 in the prior fiscal year. In fact, during the past quarter, we began testing our first Spanish-speaking team, and this month we intend to add our eighth sales team. In fiscal 2007, we plan to return to Australia to conduct workshops. We are excited about the prospects for fiscal 2007 as we propel these and other initiatives further. Additionally, this week, we announced we are instituting a share buyback program intended to maximize shareholder value."

    Three-months Ended June 30, 2006 Compared to June 30, 2005

    -- Revenues for the fiscal fourth quarter of 2006 increased to $28.2 million from $10.9 million for the fiscal fourth quarter of 2005. The increase is primarily due to the change in business model regarding the customer service practice implemented in December 2005.

    -- Net dollar volume of contracts written was $31.4 million for the quarter compared to $18.3 million for the same period last year. The company believes the net dollar volume of contracts written during each period is a relevant and meaningful statistic in understanding the operations of the company as net dollar volume of contracts written represents gross dollar sales contracts executed during the period less estimates for bad debts and discounts incurred on sales of trade receivables. A table reconciling United States Generally Accepted Accounting Principles (US GAAP) revenue to net dollar volume of contracts written follows in this press release.

    -- Total operating expenses were $25.6 million for the quarter compared to $19.9 million for the comparable period of the previous fiscal year. The increase was primarily attributable to the increase in net dollar volume of contracts written, an increase in stock option compensation expense of $253,000 resulting from the application of SFAS No.123R in fiscal 2006 and an increase in legal expenses of $644,000 associated with the Australian Competition and Consumer Commission matter, the Securities and Exchange Commission (SEC) investigation and the class action lawsuit.

    -- Net income was $2.2 million, or $0.17 per diluted common share, for the three months ended June 30, 2006 compared to a net loss of $(8.3) million, or $(0.69) per diluted common share, for the comparable period of the previous year.

    -- Non-GAAP net income was $4.1 million, or $0.32 per diluted common share, for the three months ended June 30, 2006 compared to a non-GAAP net loss of $(408,000), or $(0.03) per diluted common share, for the comparable period of the previous year. A table reconciling US GAAP revenue to non-GAAP is included in this press release. Historical non-GAAP reconciliations can be found on the company's web site at www.imergentinc.com.

    Year Ended June 30, 2006 Compared to June 30, 2005

    -- Revenues for the year ended June 30, 2006 increased to $185.1 million from $39.1 million for the year ended June 30, 2005. The increase reflects the recognition of $108.0 million of previously deferred revenue that would have been recognized in future periods had the change in business model regarding the customer service practice not occurred in December 2005.

    -- Net dollar volume of contracts written was $99.8 million for the year ended June 30, 2006 compared to $84.1 million for the prior year.

    -- Total operating expenses were $85.8 million for the year ended June 30, 2006 compared to $71.7 million for the prior year. The increase was primarily attributable to the increase in net dollar volume of contracts written, an increase in sales and marketing expense due to marketing tests and increased postage and paper costs, an increase in stock option compensation expense of $1.1 million resulting from the application of SFAS No.123R in fiscal 2006, an increase in legal expenses of $1.0 million associated with the Australian Competition and Consumer Commission matter, the SEC investigation and the class action lawsuit, and an increase in auditing fees associated with the change in independent registered public accounting firm and restatement of previously issued financial statements.

    -- Net income was $110.6 million, or $8.76 per diluted common share, for the year ended June 30, 2006 compared to a net loss of $(29.5) million, or $(2.49) per diluted common share, for the prior year.

    -- Non-GAAP net income was $10.2 million, or $0.81 per diluted common share, for the year ended June 30, 2006 compared to non-GAAP net income of $9.7 million, or $0.79 per diluted common share, for the comparable period in the prior fiscal year.

    -- Net cash provided by operating activities for the year ended June 30, 2006 was $18.9 million compared to $6.9 million for the prior year.

    As of June 30, 2006, cash and cash equivalents were $30.0 million; net accounts receivables were $20.9 million, working capital was $19.5 million; and working capital excluding deferred revenue was $39.6 million.

    Outlook

    As previously announced, in fiscal 2007, the company expects product and other revenues to decrease as a result of the significant revenue recognition that took place in fiscal 2006 as a result of the change in business model in December 2005.
    Danks added, "We have laid the groundwork for fiscal 2007 and, consequently, we are targeting net dollar volume of contracts written to grow between 15 percent and 20 percent for the year. Additionally, we anticipate pre-tax income will grow at a faster rate than net dollar volume of contracts written."

    Conference Call

    The company is hosting a conference call today at 1:30 p.m. PT (4:30 p.m. ET). The call will be broadcast live over the Internet at www.imergentinc.com. If you do not have Internet access, the telephone dial-in number is 800-639-0297 for domestic participants and 706-634-7417 for international participants. Please dial in five to ten minutes prior to the beginning of the call. A telephone replay will be available through September 8, 2006; dial 706-645-9291, and enter access code 5034735.

    Safe Harbor Statement

    The statements made in this press release regarding (i) iMergent's prospects for fiscal 2007, (ii) iMergent's intention to add an eighth sales team, (iii) iMergent's intention to return to Australia, (iv) iMergent's expectation that product and other GAAP revenue will decrease as a result of the change in business model in December 2005,
(v) iMergent's goal that net dollar volume of contracts will grow between 15 percent and 20 percent in fiscal 2007, (vi) iMergent's expectation that pre-tax income will grow at a faster rate than net dollar volume of contracts written (vii) iMergent's ability to generate new products and initiatives, and other statements that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of iMergent and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, without limitation, the Company's ability to increase the net dollar volume of contracts written; the Company's ability to continue to evaluate and find ancillary products; the Company's ability to offer best solutions to its customers, or otherwise provide solutions to customers; the Company's ability to maintain a very solid customer base; the Company's ability to have lucrative long term relationships with its customers; that the market for the Company's products will continue to grow; whether regulatory authorities will bring future actions against the Company; the success of StoresOnline (TM) Pro; the continued ability to increase the number of workshops; the ability to maintain and grow net dollar volume of contracts written; the ability of the training center to offer revenue generating opportunities and lower certain training expenses; the ability to expand operating margins; fluctuations in the Company's operating results because of negative publicity, seasonality, competition and other factors; adverse international or domestic regulatory developments affecting the internet or the Company's business; the effect of competitive and economic factors and the Company's reaction to them; possible disruption in commercial activities caused by terrorist activity and armed conflicts; changes in logistics and security arrangements; reduced purchases relative to security expectations; possible disruption in commercial activity as a result of natural disasters or major health concerns including epidemics; continued competitive pressures in the marketplace; the ability of the Company to successfully evolve its products; costs of and developments in the Company's pending litigation and SEC investigation; the Company's ability to generate revenue and profits from current strategic partnerships; the Company's ability to generate cash flow from operating activities and sales of receivables; the Company's ability to expand current markets and develop new markets and establish profitable strategic partnerships; the Company's ability to continue to finance extended payment term arrangement customer contracts; whether there is continual demand for the Company's products and services in its target market of small business and entrepreneurs for assistance in establishing websites; that the Company can successfully adjust its product financing policy, and that such adjustments to the policy will not negatively impact business or revenues; that the Company is able to leverage its business; that the Company does improve margins and can continue to improve margins; that new products and initiatives in the pipeline will be implemented; that new products and initiatives, if implemented, will improve the customer base and margins of the Company; that the Company can broaden its training and education programs as well as offer new products and solutions; that if the Company is able to broaden its training and education programs as well as offer new products and solutions that such actions will have a positive impact on the Company, its customers, its customer relationships, its margins or revenues; and, that the growth strategy undertaken by the Company will be successful. For a more detailed discussion of risk factors that may affect iMergent's operations, please refer to the Company's Form 10-K for the year ended June 30, 2005, and its Forms 10-Q for the quarterly periods ended September 30, 2005, December 31, 2005, and March 31, 2006. These forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such forward-looking statements, except as required by law.

    About iMergent

    iMergent provides eCommerce solutions to entrepreneurs and small businesses enabling them to market and sell their business products or ideas via the Internet. Headquartered in Orem, Utah, the Company sells its proprietary StoresOnline software and training services, helping users build a successful Internet strategy to market products, accept online orders, analyze marketing performance, and manage pricing and customers. In addition to software, iMergent offers site development, web hosting, marketing and mentoring products. iMergent typically reaches its target audience through a concentrated direct marketing effort to fill Preview Sessions, in which a StoresOnline expert reviews the product opportunities and costs. These sessions lead to a follow-up Workshop Conference, where product and technology experts train potential users on the software and encourage them to make purchases. iMergent, Inc. and StoresOnline are trademarks of iMergent, Inc.



                    iMERGENT, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
             (Dollars in thousands, except per share data)
                              (unaudited)

                                                   June 30,  June 30,
                                                     2006      2005
                                                   --------- ---------
Assets

Current assets:
Cash and cash equivalents                           $30,023   $10,691
Certificate of deposit                                  500         -
Trade receivables, net of allowance for doubtful
 accounts of $6,894 as of June 30, 2006 and
 $6,452 as of June 30, 2005                          13,419     7,018
Trade receivables held for sale                           -    14,006
Trade receivables pledged                                 -       763
Inventories                                             151        74
Prepaid expenses and other                            2,739     2,783
                                                   --------- ---------
     Total current assets                            46,832    35,335

Restricted cash                                           -       446
Certificate of deposit                                    -       500
Long-term trade receivables, net of allowance for
 doubtful accounts of $4,117  as of June 30, 2006
 and $1,508 as of June 30, 2005                       7,508     1,754
Property and equipment, net                             696       508
Deferred income tax assets                            9,976         -
Merchant account deposits and other                   1,000       384
                                                   --------- ---------
     Total Assets                                   $66,012   $38,927
                                                   ========= =========

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
Accounts payable                                     $2,752    $2,376
Accrued expenses and other                            4,085     5,171
Income tax payable                                      348         -
Collateralized borrowing                                  -       763
Deferred revenue, current portion                    20,064    33,146
Capital lease obligations, current portion               91        91
                                                   --------- ---------
     Total current liabilities                       27,340    41,547

Capital lease obligations, net of current portion         -        79
Deferred revenue, net of current portion              8,693    80,904
                                                   --------- ---------
     Total liabilities                               36,033   122,530
                                                   --------- ---------

Stockholders' equity (deficit):
Preferred stock, par value $0.001 per share -
 authorized 5,000,000 shares; none issued                 -         -
Common stock, par value $0.001 per share -
 authorized 100,000,000 shares; 12,375,313 and
 12,130,679 shares outstanding as of June 30, 2006
 and June 30, 2005, respectively                         12        12
Additional paid-in capital                           77,762    74,807
Accumulated other comprehensive loss                      -        (5)
Accumulated deficit                                 (47,795) (158,417)
                                                   --------- ---------
     Total stockholders' equity (deficit)            29,979   (83,603)
                                                   --------- ---------

     Total Liabilities and Stockholders' Equity
      (Deficit)                                     $66,012   $38,927
                                                   ========= =========


                    iMERGENT, INC. AND SUBSIDIARIES
                 Consolidated Statements of Operations
             (Dollars in thousands, except per share data)
                              (unaudited)


                            Three Months             Year Ended
                           Ended June 30,             June 30,
                       ----------------------- -----------------------
                           2006        2005        2006        2005
                       ----------- ----------- ----------- -----------

Revenues:
  Product and other
   revenue                $23,793      $7,162    $171,763     $24,895
  Commission and other
   revenue                  4,403       3,706      13,326      14,180
                       ----------- ----------- ----------- -----------
     Total revenues        28,196      10,868     185,089      39,075
                       ----------- ----------- ----------- -----------

Operating expenses:
Cost of product and
 other revenue              9,213       7,716      30,966      29,276
  Selling and marketing    12,596       9,141      39,996      31,750
  General and
   administrative           3,560       2,764      13,945       9,884
  Research and
   development                239         237         916         788
                       ----------- ----------- ----------- -----------
     Total operating
      expenses             25,608      19,858      85,823      71,698
                       ----------- ----------- ----------- -----------

Income (loss) from
 operations                 2,588      (8,990)     99,266     (32,623)
                       ----------- ----------- ----------- -----------

Other income (expense):
  Interest income           1,128       1,179       3,227       3,773
  Interest expense             (9)         (5)        (26)        (91)
  Other income
   (expense), net             (55)       (345)       (173)         38
                       ----------- ----------- ----------- -----------
     Total other
      income, net           1,064         829       3,028       3,720
                       ----------- ----------- ----------- -----------

Income (loss) before
 income tax (provision)
 benefit                    3,652      (8,161)    102,294     (28,903)

Income tax (provision)
 benefit                   (1,501)       (160)      8,328        (614)

                       ----------- ----------- ----------- -----------
Net income (loss)          $2,151     $(8,321)   $110,622    $(29,517)
                       =========== =========== =========== ===========

Net income (loss) per
 common share:
   Basic                    $0.18      $(0.69)      $9.09      $(2.49)
   Diluted                  $0.17      $(0.69)      $8.76      $(2.49)
Weighted average common
 shares outstanding:
   Basic               12,256,125  12,127,939  12,164,425  11,835,330
   Diluted             12,734,686  12,127,939  12,624,746  11,835,330


                    iMERGENT, INC. AND SUBSIDIARIES
                 Consolidated Statements of Cash Flows
                        (Dollars in thousands)
                              (unaudited)

                                                   Year Ended June 30,
                                                      2006      2005
                                                   --------- ---------

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                  $110,622  $(29,517)
Adjustments to reconcile net income (loss) to net
  cash provided by operating activities:
    Depreciation and amortization                       307       235
    Amortization of deferred compensation                 -         6
    Expense for stock options issued to employees     1,146         -
    Expense for stock options issued to
     consultants                                         56        88
    Dissolution of foreign subsidiary                     5         -
    Tax benefit upon issuance of common stock           728         -
    Gain on early extinguishment of debt                  -       (39)
    Loss on disposition of property and equipment         2        23
    Changes in assets and liabilities:
       Trade receivables and trade receivables
        held for sale                                 1,851    (7,893)
       Inventories                                      (77)       (3)
       Prepaid expenses and other                        44    (1,741)
       Restricted cash                                  446      (446)
       Merchant account deposits and other             (616)      670
       Deferred income tax asset                     (9,976)        -
       Accounts payable, accrued expenses and
        other liabilities                              (710)    1,601
       Deferred revenue                             (85,293)   45,060
       Income taxes payable                             348    (1,130)
                                                   --------- ---------
          Net cash provided by operating
           activities                                18,883     6,914
                                                   --------- ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of property and equipment                (497)     (242)
  Acquisition of certificate of deposit                   -      (500)
                                                   --------- ---------
          Net cash used in investing activities        (497)     (742)
                                                   --------- ---------

CASH FLOWS FROM FINANCING ACTIVITIES
     Net borrowings under line of credit
      agreements                                          -    (1,378)
     Proceeds from exercise of options and
      warrants                                        1,025     1,388
     Principal payments on capital lease
      obligations                                       (79)      (87)
     Repayment of notes payable                           -      (361)
                                                   --------- ---------
          Net cash provided by (used in) financing
           activities                                   946      (438)
                                                   --------- ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS            19,332     5,734

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE
 YEAR                                                10,691     4,957

                                                   --------- ---------
CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR    $30,023   $10,691
                                                   ========= =========


                    iMERGENT, INC. AND SUBSIDIARIES
       Net Dollar Volume of Contracts Written Reconciling Table
                      and Deferred Revenue Detail
                   (Unaudited, Dollars in thousands)


                                 FISCAL YEAR 2006
                     ---------------------------------------
                         Q1        Q2        Q3        Q4     FY 2006
                     --------- --------- --------- --------- ---------

Total revenue
 recognized in
 financial
 statements           $11,393  $120,495   $25,005   $28,196  $185,089

Less: Product and
 other revenue
 recognized in
 financial
 statements            (8,969) (117,493)  (21,508)  (23,793) (171,763)

Add: Product and
 other contracts
 written, net of
 estimates for bad
 debts and
 financial
 discounts             14,563    22,105    22,833    26,969    86,470

                     --------- --------- --------- --------- ---------
Net dollar volume
 of contracts
 written              $16,987   $25,107   $26,330   $31,372   $99,796
                     ========= ========= ========= ========= =========

Deferred revenue,
 beginning of
 period              $114,050  $119,644   $24,256   $25,581  $114,050

Add: product and
 other contracts
 written net of
 estimates for bad
 debts and
 financial
 discounts             14,563    22,105    22,833    26,969    86,470

Less: amounts
 recognized as
 product and other
 revenue in the
 financial
 statements            (8,969) (117,493)  (21,508)  (23,793) (171,763)

                     --------- --------- --------- --------- ---------
Deferred revenue,
 end of period       $119,644   $24,256   $25,581   $28,757   $28,757
                     ========= ========= ========= ========= =========


                                 FISCAL YEAR 2005
                     ---------------------------------------
                         Q1        Q2        Q3        Q4     FY 2005
                     --------- --------- --------- --------- ---------

Total revenue
 recognized in
 financial
 statements            $8,050    $9,836   $10,321   $10,868   $39,075

Less: Product and
 other revenue
 recognized in
 financial
 statements            (5,030)   (5,920)   (6,783)   (7,162)  (24,895)

Add: Product and
 other contracts
 written, net of
 estimates for bad
 debts and
 financial
 discounts             15,377    19,712    20,223    14,643    69,955

                     --------- --------- --------- --------- ---------
Net dollar volume
 of contracts
 written              $18,397   $23,628   $23,761   $18,349   $84,135
                     ========= ========= ========= ========= =========

Deferred revenue,
 beginning of
 period               $68,990   $79,337   $93,129  $106,569   $68,990

Add: product and
 other contracts
 written net of
 estimates for bad
 debts and
 financial
 discounts             15,377    19,712    20,223    14,643    69,955

Less: amounts
 recognized as
 product and other
 revenue in the
 financial
 statements            (5,030)   (5,920)   (6,783)   (7,162)  (24,895)

                     --------- --------- --------- --------- ---------
Deferred revenue,
 end of period        $79,337   $93,129  $106,569  $114,050  $114,050
                     ========= ========= ========= ========= =========


                    iMERGENT, INC. AND SUBSIDIARIES
          Consolidated GAAP to Non-GAAP Reconciliation Tables
             (Dollars in thousands, except per share data)
                              (unaudited)


                                             Three Months Ended
                                                June 30, 2006
                                       -------------------------------
                                          GAAP      Adj.   Non-GAAP(1)
                                       ----------- ------- -----------
Revenues:
     Product and other revenue            $23,793  $3,176     $26,969
     Commission and other revenue           4,403               4,403
                                       ----------- ------- -----------
          Total revenues                   28,196   3,176      31,372
                                       ----------- ------- -----------

Operating expenses:
Cost of product and other revenue           9,213               9,213
   Selling and marketing                   12,596              12,596
   General and administrative               3,560               3,560
   Research and development                   239                 239
                                       ----------- ------- -----------
     Total operating expenses              25,608       -      25,608
                                       ----------- ------- -----------

Income (loss) from operations               2,588   3,176       5,764
                                       ----------- ------- -----------

Other income (expense):
   Interest income                          1,128               1,128
   Interest expense                            (9)                 (9)
   Other income (expense), net                (55)                (55)
                                       ----------- ------- -----------
     Total other income, net                1,064       -       1,064
                                       ----------- ------- -----------

Income (loss) before income tax
 (provision) benefit                        3,652   3,176       6,828

Income tax (provision) benefit             (1,501) (1,230)     (2,731)

                                       ----------- ------- -----------
Net income (loss)                          $2,151  $1,946      $4,097
                                       =========== ======= ===========

Net income (loss) per common share:
     Basic                                  $0.18               $0.33
     Diluted                                $0.17               $0.32
Weighted average common shares
 outstanding:
     Basic                             12,256,125          12,256,125
     Diluted                           12,734,686          12,734,686


                                             Three Months Ended
                                                June 30, 2005
                                       -------------------------------
                                          GAAP      Adj.   Non-GAAP(1)
                                       ----------- ------- -----------
Revenues:
     Product and other revenue             $7,162  $7,481     $14,643
     Commission and other revenue           3,706               3,706
                                       ----------- ------- -----------
          Total revenues                   10,868   7,481      18,349
                                       ----------- ------- -----------

Operating expenses:
Cost of product and other revenue           7,716               7,716
   Selling and marketing                    9,141               9,141
   General and administrative               2,764               2,764
   Research and development                   237                 237
                                       ----------- ------- -----------
     Total operating expenses              19,858       -      19,858
                                       ----------- ------- -----------

Income (loss) from operations              (8,990)  7,481      (1,509)
                                       ----------- ------- -----------

Other income (expense):
   Interest income                          1,179               1,179
   Interest expense                            (5)                 (5)
   Other income (expense), net               (345)               (345)
                                       ----------- ------- -----------
     Total other income, net                  829       -         829
                                       ----------- ------- -----------

Income (loss) before income tax
 (provision) benefit                       (8,161)  7,481        (680)

Income tax (provision) benefit               (160)    432         272

                                       ----------- ------- -----------
Net income (loss)                         $(8,321) $7,913       $(408)
                                       =========== ======= ===========

Net income (loss) per common share:
     Basic                                 $(0.69)             $(0.03)
     Diluted                               $(0.69)             $(0.03)
Weighted average common shares
 outstanding:
     Basic                             12,127,939          12,127,939
     Diluted                           12,127,939          12,127,939

(1) The company believes the non-GAAP information is comparable, relevant and meaningful in understanding the operations of the company as the non-GAAP information is based upon gross dollar sales contracts executed during the period less estimates for bad debts and discounts incurred on sales of trade receivables. The non-GAAP information also reflects the income tax provision / benefit based upon expected federal, state, and foreign statutory rates.


                    iMERGENT, INC. AND SUBSIDIARIES
          Consolidated GAAP to Non-GAAP Reconciliation Tables
             (Dollars in thousands, except per share data)
                              (unaudited)


                                         Year Ended June 30, 2006
                                    ----------------------------------
                                       GAAP        Adj.    Non-GAAP(1)
                                    ----------- ---------- -----------
Revenues:
     Product and other revenue        $171,763   $(85,293)    $86,470
     Commission and other revenue       13,326                 13,326
                                    ----------- ---------- -----------
          Total revenues               185,089    (85,293)     99,796
                                    ----------- ---------- -----------

Operating expenses:
Cost of product and other revenue       30,966                 30,966
   Selling and marketing                39,996                 39,996
   General and administrative           13,945                 13,945
   Research and development                916                    916
                                    ----------- ---------- -----------
     Total operating expenses           85,823          -      85,823
                                    ----------- ---------- -----------

Income (loss) from operations           99,266    (85,293)     13,973
                                    ----------- ---------- -----------

Other income (expense):
   Interest income                       3,227                  3,227
   Interest expense                        (26)                   (26)
   Other income (expense), net            (173)                  (173)
                                    ----------- ---------- -----------
     Total other income, net             3,028          -       3,028
                                    ----------- ---------- -----------

Income (loss) before income tax
 (provision) benefit                   102,294    (85,293)     17,001

Income tax (provision) benefit           8,328    (15,128)     (6,800)

                                    ----------- ---------- -----------
Net income (loss)                     $110,622  $(100,421)    $10,201
                                    =========== ========== ===========

Net income (loss) per common share:
     Basic                               $9.09                  $0.84
     Diluted                             $8.76                  $0.81
Weighted average common shares
 outstanding:
     Basic                          12,164,425             12,164,425
     Diluted                        12,624,746             12,624,746


                                         Year Ended June 30, 2005
                                    ----------------------------------
                                       GAAP        Adj.    Non-GAAP(1)
                                    ----------- ---------- -----------
Revenues:
     Product and other revenue         $24,895    $45,060     $69,955
     Commission and other revenue       14,180                 14,180
                                    ----------- ---------- -----------
          Total revenues                39,075     45,060      84,135
                                    ----------- ---------- -----------

Operating expenses:
Cost of product and other revenue       29,276                 29,276
   Selling and marketing                31,750                 31,750
   General and administrative            9,884                  9,884
   Research and development                788                    788
                                    ----------- ---------- -----------
     Total operating expenses           71,698          -      71,698
                                    ----------- ---------- -----------

Income (loss) from operations          (32,623)    45,060      12,437
                                    ----------- ---------- -----------

Other income (expense):
   Interest income                       3,773                  3,773
   Interest expense                        (91)                   (91)
   Other income (expense), net              38                     38
                                    ----------- ---------- -----------
     Total other income, net             3,720          -       3,720
                                    ----------- ---------- -----------

Income (loss) before income tax
 (provision) benefit                   (28,903)    45,060      16,157

Income tax (provision) benefit            (614)    (5,849)     (6,463)

                                    ----------- ---------- -----------
Net income (loss)                     $(29,517)   $39,211      $9,694
                                    =========== ========== ===========

Net income (loss) per common share:
     Basic                              $(2.49)                 $0.82
     Diluted                            $(2.49)                 $0.79
Weighted average common shares
 outstanding:
     Basic                          11,835,330             11,835,330
     Diluted                        11,835,330             12,265,110

(1) The company believes the non-GAAP information is comparable, relevant and meaningful in understanding the operations of the company as the non-GAAP information is based upon gross dollar sales contracts executed during the period less estimates for bad debts and discounts incurred on sales of trade receivables. The non-GAAP information also reflects the income tax provision / benefit based upon expected federal, state, and foreign statutory rates.

    CONTACT: iMergent, Inc.
             Rob Lewis, 801-431-4695 (Company Contact) investor_relations@imergentinc.com or
             Lippert/Heilshorn & Assoc.
             Kirsten Chapman, 415-433-3777 (Investor Relations) kirsten@lhai-sf.com or
             Politis Communications
             David Politis, 801-523-3730 (Media)
             dpolitis@politis.com